Exhibit 10.1

QUOTIENT LIMITED

Option AWARD AGREEMENT

AGREEMENT by and between Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands (the "Company") and [●] (the "Optionee"), dated as of the date of acceptance of this Agreement by the Optionee

[WHEREAS, the Company maintains the Quotient Limited 2014 Stock Incentive Plan (the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);]

[WHEREAS, Options awarded hereunder are granted as an "inducement" award under NASDAQ Marketplace Rules outside of the Plan; and

WHEREAS, in connection with the Optionee's becoming [_______________________], the Administrator has determined that it is in the best interests of the Company and its Shareholders to grant an Option to the Optionee subject to the terms and conditions set forth below.]

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
Grant of Stock Option.

The Company hereby grants the Optionee an option (the "Option") to purchase [●] Ordinary Shares, subject to the terms and conditions of this agreement. In case the Options and Ordinary Shares issuable upon settlement of the Options are not issued pursuant to the Plan (i) the terms of the Options granted hereunder shall be governed in all respects as if issued under the Plan as currently in effect and as may be amended hereafter from time to time, and, (ii) unless inconsistent with the express terms of this Agreement, this Agreement shall be construed and administered in a manner consistent with the provisions of the Plan as if granted pursuant thereto, the terms of which are incorporated herein by reference (including, without limitation, any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan, which shall be deemed to apply to the Options granted hereunder without any further action of the Committee, unless expressly provided otherwise by the Committee). The Committee shall have final authority to interpret and construe the Plan’s terms as they are incorporated herein by reference and deemed to apply to the Options granted hereunder, and this Agreement, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and the Optionee’s beneficiary in respect of any questions arising under the Plan as incorporated by reference herein or this Agreement. The Optionee acknowledges that the Optionee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan as incorporated by reference herein. [For the avoidance of doubt, neither the Options granted hereunder nor any Ordinary Shares issued upon settlement of such Options shall reduce the number of Ordinary Shares available for issuance pursuant to awards granted under the Plan.] Where the context permits, references to the Company shall include any successor to the Company.

The Option is not intended to be and shall not be qualified as an "incentive stock option" under Section 422 of the United States Internal Revenue Code of 1986.

2.
Exercise Price.

757555-4-11302-v0.3	- 1 -	80-40590118

The Exercise Price per Share shall be [●].

3.
Initial Exercisability.

Subject to Paragraph 5 below, the Option, to the extent that there has been no Termination of Service and the Option has not otherwise expired or been forfeited, shall first become exercisable as follows:

For the Period Ending On (each a Vesting Date):	Percent of the Option Exercisable
April 1, 2022	33.33%
April 1, 2023	33.33%
April 1, 2024	33.34%
4.
Termination of Service.
(a)
If the Optionee has a Termination of Service, other than by reason of death or Disability, the Option as then exercisable may be exercised by the Optionee during the 40-day period following the Termination of Service, or if earlier, the expiration of the term of the Option as provided under Paragraph 5 below; provided that, (i) if the Optionee dies during such 40-day period, the successor of the Optionee may exercise the Option until the earlier of (x) 12 months from the date of the Termination of Service of the Optionee, or (y) the date on which the term of the Option expires in accordance with Paragraph 5 below, and (ii) if the Optionee has a Termination of Service for Cause, any Option not exercised in full prior to such Termination of Service shall be cancelled.
(b)
In the event the Optionee has a Termination of Service on account of death or Disability, the Option as then exercisable may be exercised by the Optionee or the successor of the Optionee, as applicable, until the earlier of (i) 12 months from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Paragraph 5 below.
(c)
Except as otherwise provided by the Administrator or as set forth in the Optionee's employment agreement with the Company, no Option (or portion thereof) which had not become exercisable at or before the time of Termination of Service shall ever be or become exercisable. No provision of this Paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.
(d)
Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 4 if the Optionee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Administrator (or if no Administrator is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.
(e)
For purposes of this Agreement, a "Termination of Service" shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Optionee and the Company (or an Affiliated Company) is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement. The Administrator, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Administrator).
5.
Definitions
a)
“Award Date” means [____________]
b)
"Vesting Date" means the date upon which a percent of the Option becomes Exercisable as indicated under Section 3 and the Optionee's service relationship with the Company has not terminated prior to such Vesting Date.
c)
“Agent”: the Company’s selected transfer agent together with any other party the Company determines necessary to execute this Agreement. As at the Award Date, the Agent is [______________].

d)
“Plan”: Quotient Limited 2014 Stock Incentive Plan.

Capitalized terms used but not defined in this Agreement, shall have the respective meanings ascribed thereto by the Plan.

6.
Term.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the tenth anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder.

7.
Miscellaneous.
(a)
Governing Law. This Agreement shall be governed by the laws of Jersey without reference to the principles of conflicts of law.
(b)
The Administrator may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Administrator may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make this Agreement fully effective. All decisions and determinations by the in the exercise of this power shall be final and binding upon the Company and the Optionee.
(c)
All notices hereunder shall be in writing, and if to the Company or the Administrator, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Optionee, shall be delivered personally, sent by email or facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 6(c).
(d)
The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Optionee or the Company, respectively, may have under this

Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(e)
The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
(f)
The Optionee agrees that, at the request of the Administrator, the Optionee shall represent to the Company in writing that the Ordinary Shares being acquired are acquired for investment only and not with a view to distribution and that such Ordinary Shares will be disposed of only if properly registered for sale or if there is an available exemption for such disposition. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Ordinary Shares upon exercise of the Option.
(g)
Nothing in this Agreement shall confer on the Optionee any right to continue in the employ or other service of the Company or any Affiliated Company or interfere in any way with the right of the Company or any Affiliated Company and its Shareholders to terminate the Optionee's employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Agreement.
(h)
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
(i)
This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
(j)
Except as otherwise provided hereunder, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Optionee accepted this Agreement on the date shown below.

QUOTIENT LIMITED

By:

Name:

Title:

OPTIONEE

____________________________________

Name:

Date: